UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2013

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15819 (Commission File Number)	13-3883101 (I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2013, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of Kingold Jewelry, Inc., the registrant, entered into a Gold Lease Framework Agreement (the “Framework Agreement”) with the Wuhan branch of Shanghai Pudong Development Bank Ltd. (“SPD Bank”). This Framework Agreement establishes the basic terms for Wuhan Kingold to lease gold from SPD Bank, with actual gold leases under the Framework Agreement made pursuant to separate gold lease agreements that will specify the weight of gold leased, the settlement price (yuan/gram), the lease term and the lease rate.

On each of January 25, 2013 and February 22, 2013, Wuhan Kingold entered a Gold Lease Agreement under the Framework Agreement for an aggregate 530 kilograms of gold having a market price of approximately RMB176 million (approximately US$28.3 million). These two Gold Lease Agreements have an initial term of approximately 12 months each, and each provide for a lease rate of 6% p.a. Payment of rent under these two gold leases to SPD will be due quarterly beginning in March 2013 and is based on the stated 6% p.a. lease rate, the actual weight of gold leased (in grams), the gold settlement price (yuan/gram), and the actual number of days the gold was leased. Wuhan Kingold secured its obligation to pay rent (and return the leased gold to SPD Bank at the end of the lease term) by depositing cash into an account at SPD Bank equal to approximately RMB15.78 million (approximately US$2.54 million) and pledging the account to SPD Bank.

Because PRC law limits the amount of credit that may be extended by banks to enterprises depending on their size and other criteria (here, the limit is RMB200 million), and because the value of the leased gold counts towards such limit,. , the Framework Agreement includes a mechanism to take into account fluctuations in the price of the gold. Under the Framework Agreement, if the market value of the leased gold increases or decreases by more than 2% from the agreed baseline, then Wuhan Kingold may be required to increase the amount of its pledged security deposit or return some of the gold to SPD Bank, or SPD Bank may release a portion of Kingold’s pledged security deposit or make additional credit available to Wuhan Kingold, as the case may be.

An English translation of the Framework Agreement is filed herewith as Exhibit 10.1, and an English translation of each of the Gold Lease Agreements is filed herewith as Exhibits 10.1 and 10.2, respectively. The foregoing summary of the Framework Agreement and Gold Lease Agreements does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 8.01 Other Events.

On March 5, 2013, Kingold Jewelry, Inc. issued a press release announcing the Gold Lease Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Gold Lease Framework Agreement (English translation), dated January 1, 2013, between Wuhan Kingold Jewelry Company Limited and Shanghai Pudong Development Bank Ltd., Wuhan Branch
10.2	Gold Leasing Agreement (English translation), dated January 25, 2013, between Wuhan Kingold Jewelry Company Limited and Shanghai Pudong Development Bank Ltd., Wuhan Branch
10.3	Gold Leasing Agreement (English translation), dated February 22, 2013, between Wuhan Kingold Jewelry Company Limited and Shanghai Pudong Development Bank Ltd., Wuhan Branch
99.1	Press release issued by Kingold Jewelry, Inc., dated March 5, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu
Title: Chief Financial Officer

Date:   March 6, 2013